As filed with the Securities and Exchange Commission on July 16, 2003

Registration No. 333-106728

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Crown Castle International Corp.

(Exact name of Registrant as specified in its charter)

Delaware	76-0470458
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

510 Bering Drive

Suite 500

Houston, Texas 77057

(713) 570-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

W. Benjamin Moreland

Senior Vice President,

Chief Financial Officer and Treasurer

Crown Castle International Corp.

510 Bering Drive

Suite 500

Houston, Texas 77057

(713) 570-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen L. Burns, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to public:    From time to time after the effective date of this Registration Statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 16, 2003

PROSPECTUS

15,597,783 Shares

Crown Castle International Corp.

Common Stock

We are registering 15,597,783 shares of our common stock for resale, from time to time, by the selling securityholders identified under the “Selling Securityholders” section of this prospectus. We will not receive any of the proceeds from the sale of these shares.

Our common stock is listed on The New York Stock Exchange under the symbol “CCI”. The last reported sales price of our common stock on July 15, 2003 was $9.93 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 2 of this prospectus.

The securities offered in this prospectus have not been recommended by the Securities and Exchange Commission or any state or foreign securities commission or any regulatory authority. These authorities have not confirmed the accuracy or determined the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2003

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, selling securityholders may, from time to time, resell their common stock in one or more offerings.

You should read this prospectus and any applicable prospectus supplement together with additional information described immediately below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and accordingly file annual, quarterly and special reports, proxy statements and other information with the SEC. Members of the public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of this public reference facility may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains materials we file electronically with the SEC. Our SEC filings are also available at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus incorporates by reference important business and financial information about us that is not otherwise included in this document. The following documents filed by us with the SEC are incorporated herein by reference and shall be deemed to be a part hereof:

1.	our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 26, 2003;

2.	our Proxy Statement on Schedule 14A, filed on April 16, 2003;

3.	our Quarterly Report on Form 10-Q for the three months ended March 31, 2003, filed on May 13, 2003;

4.	our Current Reports on Form 8-K filed on January 8, 2003, March 31, 2003 and May 6, 2003; and

5.	the description of our common stock contained in the Registration Statement on Form S-1 filed with the SEC on June 19, 1998, including any subsequent or future amendment or report for the purpose of updating such description.

Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Item 9 or 12 of Form 8-K are not incorporated herein by reference.

All documents and reports filed by us with the SEC (other than Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished pursuant to Item 9 or 12 of Form 8-K, unless otherwise indicated therein) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of this offering shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

ii

We will provide, without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be submitted in writing, addressed to:

Crown Castle International Corp.

510 Bering Drive

Suite 500

Houston, TX 77057

Attention: Corporate Secretary

Telephone: (713) 570-3000

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, management’s beliefs, and assumptions made by management. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all the information that may be important to you. You should read the information under the heading “Risk Factors” on page 2 and the financial data and the related notes and other information included in or incorporated by reference in this prospectus before making an investment decision.

THE COMPANY

We own, operate and lease towers, including co-locatable rooftop sites, and transmission networks for wireless communications and broadcast transmission companies. We engage in such activities through a variety of structures, including subleasing and management arrangements. We own, operate and manage over 15,500 wireless communication sites in the United States, the United Kingdom and Australia. Our customers currently include many of the world’s major wireless communications and broadcast companies, including Verizon, Cingular, Nextel, T-Mobile, Sprint PCS, AT&T Wireless, SingTel Optus, Vodafone, O2, Hutchison 3G UK Limited, Orange, British Sky Broadcasting Group plc, National Transcommunications Limited and the British Broadcasting Corporation.

Our main businesses are leasing, including via licensing, antenna space on wireless and broadcast towers that can accommodate multiple tenants and operating analog and digital broadcast transmission networks and wireless networks. A key component of our strategy is to promote sharing of wireless towers and broadcast transmission infrastructure. We also provide certain network services relating to tower or other wireless infrastructure for our customers, including project management of antenna installations.

Our principal executive offices are located at 510 Bering Drive, Suite 500, Houston, Texas 77057, and our telephone number is (713) 570-3000.

THE OFFERING

Common stock offered by the selling securityholders	15,597,783 shares of our common stock.

Use of proceeds	The selling securityholders will receive all of the net proceeds from the sale of our common stock under this prospectus.

The New York Stock Exchange trading symbol	“CCI”

RISK FACTORS

Investing in our common stock involves risks. You should consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

USE OF PROCEEDS

The selling securityholders will receive all of the net proceeds from the sale of our common stock under this prospectus. We will not receive any of the proceeds from the sale of our common stock by the selling securityholders.

SELLING SECURITYHOLDERS

On December 8, 1998, we entered into an agreement with Bell Atlantic Mobile, Inc., or Bell Atlantic Mobile (an indirect wholly-owned subsidiary of Verizon Communications), to form a joint venture to own and operate certain towers owned by Bell Atlantic Mobile. Upon formation of the joint venture, we contributed, among other things, certain shares of our common stock into the joint venture. As a result of a partial redemption of its interest in the joint venture as of May 1, 2003, Bell Atlantic Mobile became the sole holder of 15,597,783 shares of our common stock. Pursuant to the registration rights provisions of the joint venture formation agreement we entered into with Bell Atlantic Mobile, dated December 8, 1998, as amended on May 1, 2003, we agreed to file a registration statement, of which this prospectus forms a part, on behalf of Bell Atlantic Mobile, its assignees or its transferees, to assist in the sale of our common stock held by Bell Atlantic Mobile, its assignees or its transferees. On June 25, 2003, Bell Atlantic Mobile transferred 4,900,000 shares of the above-referenced common stock to SPO Partners II, L.P.

This prospectus relates to resales of shares of our common stock by the selling securityholders as described below under “Plan of Distribution.” The registration statement, of which this prospectus forms a part, has been filed with the SEC, pursuant to the registration rights provisions of the joint venture formation agreement described above, as amended, to afford the selling securityholders the opportunity to sell such securities in public transactions rather than pursuant to exemptions from the registration and prospectus delivery requirements of the Securities Act. In order to take advantage of that opportunity, a holder of shares of our common stock offered pursuant to this prospectus must provide information about itself and the securities it is selling as required under the Securities Act.

The selling securityholders listed below and the beneficial owners of the common stock and their transferees, pledgees, donees or other successors, if not identified in this prospectus then so identified in supplements to this prospectus as required, are the selling securityholders under this prospectus. The following table sets forth information, as of a recent practicable date prior to the effectiveness of the registration statement of which this prospectus forms a part, with respect to the selling securityholders named below and the number of shares of common stock owned by the selling securityholders that may be offered pursuant to this prospectus. This information was supplied to us by the selling securityholders named in the table and may change from time to time. Because the selling securityholders may offer all or some portion of their common stock pursuant to this prospectus, and because we are not currently aware of any agreements, arrangements or understandings with respect to the sale of these securities, except as otherwise disclosed in the Schedule 13D, as amended, previously filed by Bell Atlantic Mobile and Verizon Communications with the Securities and Exchange Commission and the Schedule 13D, as amended, previously filed by SPO Partners II, L.P., SPO Advisory Corp. and the other reporting persons named therein with the Securities and Exchange Commission, we cannot predict the number of the shares of our common stock that will be held by the selling securityholders upon termination of this offering.

In addition, some of the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided the information about themselves and the shares they were selling in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution” below.

Unless otherwise disclosed in the footnotes to the table below, no selling securityholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. Each selling securityholder listed below may, under this prospectus, from time to time offer and sell the number of shares of common stock listed below opposite its name. Prior to any use of this prospectus in connection with an offering of these shares by a beneficial owner not listed as a selling securityholder below or its transferee, pledgee, donee or other successor, this prospectus will be supplemented to set forth the name and information with respect to that person.

Name of Selling Securityholders	Shares of common stock beneficially owned prior to the offering	Shares of common stock offered hereby	Shares of common stock beneficially owned after the offering	Percent of shares of common stock owned after the offering
Bell Atlantic Mobile, Inc.(1)	10,697,783	10,697,783	—	*
SPO Partners II, L.P.	24,227,663	4,900,000	19,327,663	8.83%

*	Less than one percent.
(1)	The board of representatives of our joint venture with Bell Atlantic Mobile currently consists of six representatives. Pursuant to the agreements governing the joint venture, Bell Atlantic Mobile currently appoints two representatives to the board of representatives while the Crown Castle joint venture partner currently appoints four representatives to the board of representatives. We also have various commercial relationships with Bell Atlantic Mobile and its affiliates, as described in the documents we file with the Securities and Exchange Commission, which are incorporated herein by reference.

PLAN OF DISTRIBUTION

The selling securityholders may from time to time sell shares of our common stock directly to purchasers. Alternatively, the selling securityholders may from time to time offer shares of our common stock through underwriters, brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of these securities for whom they may act as agent.

We cannot assure you that any selling securityholder will sell any or all of the shares under this prospectus or that any selling securityholder will not transfer, devise or gift its securities by other means not described in this prospectus.

The selling securityholders and any brokers, dealers or agents who participate in the distribution of our common stock covered by this prospectus may be deemed to be “underwriters,” and any profits on the sale of the common stock by them and any discounts, commissions or concessions received by any brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling securityholders may be deemed to be underwriters, the selling securityholders may be subject to some statutory liabilities of the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the selling securityholders are deemed to be underwriters, they will be subject to the prospectus delivery requirements of the Securities Act.

The shares of our common stock offered hereby may be sold from time to time by, as applicable, the selling securityholders, to the extent permitted, by pledgees, donees, transferees or other successors in interest including by disposal from time to time in one or more transactions through any one or more of the following, as appropriate:

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

•	in transactions otherwise than in the over-the-counter market;

•	through the writing of put or call options on the shares;

•	short sales of the shares and sales to cover the short sales;

•	the pledge of the shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the shares or interests therein;

•	the distribution of the shares by any selling securityholder to its partners, members or securityholders;

•	sales through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders or successors in interest or from the purchasers of the shares for whom they may act as agent; and

•	a combination of any of the above.

In addition, the shares of our common stock covered by this prospectus may be sold in private transactions or in open market transactions in reliance upon Rule 144 of the Securities Act, to the extent permitted by such Rule.

Sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate.

Upon being notified by a selling securityholder that any material arrangement has been entered into with an underwriter, broker, dealer or agent regarding the sale of shares covered by this prospectus, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling securityholders or the transfer agent, and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares.

To our knowledge, there are currently no agreements, arrangements or understandings between any selling securityholder and any broker, dealer, agent or underwriter regarding the sale by any selling securityholder of shares of common stock covered by this prospectus. Under the securities laws of some states, the shares may be sold only through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with. The selling securityholders and any other person participating in the distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling securityholders and any other person. Furthermore, under Regulation M, any person engaged in the distribution of the shares may not simultaneously engage in market-making activities with respect to the particular shares being distributed for particular periods prior to the commencement of the distribution. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

Under the terms of the registration rights provisions of the joint venture formation agreement, as amended, holders of shares of our common stock covered by this prospectus, on the one hand, and we, on the other hand, have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities.

Under the terms of the registration rights provisions of the joint venture formation agreement, as amended, we have also agreed to pay substantially all of the expenses in connection with the registration of the shares of common stock covered by this prospectus other than underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition by the selling securityholders of the shares of our common stock covered by this prospectus.

VALIDITY OF SECURITIES

The validity of the common stock offered by this prospectus will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

Our consolidated financial statements at December 31, 2001 and 2002, and for each of the three years in the period ended December 31, 2002, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002 financial statements refers to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” and Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections” on January 1, 2002, and a change in the method of accounting for derivative instruments and hedging activities in 2001.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table itemizes the expenses incurred by the registrant in connection with the issuance and distribution of the common stock being registered, other than underwriting discounts and commissions. All the amounts shown are estimates, except the SEC registration fee.

SEC Registration Fees	$9,944
Accounting fees and expenses	20,000
Legal fees and expenses	30,000
Printing fees and expenses	20,000
Miscellaneous fees and expenses	20,056

Total	$100,000

Item 15.    Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware (the “Court of Chancery”), or any court in which such suit or action was brought, shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

Accordingly, the Restated Certificate of Incorporation of the Company provides that the Company shall, to the maximum extent permitted under the DGCL, indemnify each person who is or was a director or officer of the Company. The Company may, by action of the Board of Directors, indemnify other employees and agents of the Corporation, directors, officers, employees or agents of a subsidiary, and each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Company, with the same scope and effect as the indemnification of directors and officers of the Company. However, the Company shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the Restated Certificate of Incorporation or otherwise by the Company. The Company may also enter into one or more agreements with any person which provide for indemnification greater or different than that provided in the Restated Certificate of Incorporation.

Furthermore, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

The Company’s By-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Company or, while a director or officer of the Company, a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors or is a Proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the Company’s By-laws. The Company shall pay the expenses incurred by any person described in the first two sentences of this paragraph in defending any such Proceeding in advance of its final disposition upon, to the extent such an undertaking is required by applicable law, receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in the Company’s By-laws or otherwise.

The Company’s By-laws further provide that the indemnification and the advancement of expenses incurred in defending a Proceeding prior to its final disposition provided by, or granted pursuant to, the Company’s By-laws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, other provision of the Company’s By-laws or otherwise. The Company may also maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, partner, member, employee or agent of the Company or a subsidiary or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The Company’s By-laws further provide that the Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any Proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Company or a subsidiary thereof and to any person who is or was serving at the request of the Company or a subsidiary thereof as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or a subsidiary thereof, to the fullest extent of the provisions of the Company’s By-laws with respect to the indemnification and advancement of expenses of directors and officers of the Company.

The Company carries liability insurance for its directors and officers.

Item 16.    Exhibits

See the index to exhibits, which is incorporated herein by reference.

Item 17.    Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 16th day of July, 2003.

CROWN CASTLE INTERNATIONAL CORP.

by:	*

Name: W. Benjamin Moreland Title: Senior Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on this 16th day of July, 2003.

Signature	Title

* John P. Kelly	President, Chief Executive Officer and Director (Principal Executive Officer)

* W. Benjamin Moreland	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ WESLEY D. CUNNINGHAM Wesley D. Cunningham	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

* Carl Ferenbach	Director

* Ari Q. Fitzgerald	Director

Signature	Title

* Randall A. Hack	Director

* Dale N. Hatfield	Director

* Lee W. Hogan	Director

* Edward C. Hutcheson, Jr.	Director

* J. Landis Martin	Chairman of the Board

* Robert F. McKenzie	Director

* William D. Strittmatter	Director

*By:	/s/ WESLEY D. CUNNINGHAM

Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

* 4.1	Restated Certificate of Incorporation of Crown Castle International Corp., dated August 21, 1998.

* 4.2	Amended and Restated By-laws of Crown Castle International Corp., dated August 21, 1998.

* 4.3	Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of 12 3/4% Senior Exchangeable Preferred Stock Due 2010 and 12 3/4% Series B Senior Exchangeable Preferred Stock Due 2010 of Crown Castle International Corp. filed with the Secretary of State of the State of Delaware on December 18, 1998.

** 4.4	Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series A and Series B Cumulative Convertible Redeemable Preferred Stock of Crown Castle International Corp. filed with the Secretary of State of the State of Delaware on November 19, 1999.

*** 4.5	Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of 6.25% Cumulative Convertible Redeemable Preferred Stock of Crown Castle International Corp. filed with the Secretary of State of the State of Delaware on August 2, 2000.

**** 4.6	Specimen Certificate of Common Stock.

***** 4.7	Amended and Restated Rights Agreement dated as of September 18, 2000, between Crown Castle International Corp. and ChaseMellon Shareholder Services L.L.C.

†4.8	Exhibit 9.8 to the Formation Agreement of Crown Castle International Corp. dated as of December 8, 1998, by and among Crown Castle International Corp., Cellco Partnership, d/b/a Bell Atlantic Mobile, the Transferring Partnerships and CCA Investment Corp. (referred to herein as the “Registration Rights Agreement”)

†4.9	Letter Agreement, dated May 1, 2003, between Crown Castle International Corp, Crown Atlantic Holding Company LLC, CCA Investment Corp. and Bell Atlantic Mobile, Inc., amending the Registration Rights Agreement.

5	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5).

24	Powers of Attorney (included in the signatures page of the first filing of this registration statement, filed on July 1, 2003).

†	Filed previously.
*	Incorporated by reference to the exhibits in the Registration Statement on Form S-4 previously filed by the Registrant (Registration No. 333-71715)
**	Incorporated by reference to the exhibit previously filed by the Registrant on Form 8-K (Registration No. 0-24737) dated November 19, 1999.
***	Incorporated by reference to the exhibit previously filed by the Registrant on Form 10-Q (Registration No. 0-24737) dated August 11, 2000.
****	Incorporated by reference to the exhibits in the Registration Statement on Form S-1 previously filed by the Registrant (Registration No. 333-57283).
*****	Incorporated by reference to the exhibit previously filed by the Registrant in the Registration Statement on Form 8-A12G/A (Registration No. 0-24737) dated September 19, 2000.